    As filed with the Securities and Exchange Commission on October 31, 1995

                             Registration No. 33-
-------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                         -------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         -------------------------------


                              Staff Builders, Inc.
           -----------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

            Delaware                                    11-2650500
   -----------------------------                --------------------------
  (State or other jurisdiction of                     (I.R.S. Employer
  incorporation or organization)                      Identification No.)

        1983 Marcus Avenue, Lake Success, New York           11042
-------------------------------------------------------------------------------
        (Address of Principal Executive Offices)           (Zip Code)

                   Staff Builders, Inc. 1993 Stock Option Plan
-------------------------------------------------------------------------------
                            (Full title of the plan)

                                Stephen Savitsky
                        Chairman of the Board, President
                           and Chief Executive Officer

                              Staff Builders, Inc.
                               1983 Marcus Avenue
                          Lake Success, New York  11042
        ----------------------------------------------------------------
                     (Name and address of agent for service)

                                 (516) 358-1000
                            ------------------------
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                             Floyd I. Wittlin, Esq.
                                Richards & O'Neil, LLP
                                885 Third Avenue
                         New York, New York  10022-4873
                                 (212) 207-1200

                            --------------------------

                         CALCULATION OF REGISTRATION FEE


----------------------------------------------------------------------
----------------------------------------------------------------------

                                      Proposed      Proposed
Title of                              maximum       maximum
securities          Amount            offering      aggregate     Amount of
to be               to be             price         offering      registra-
registered          registered(1)     per share(2)  price(2)      tion fee(3)
----------          -------------     ------------  --------      ---------
Class A
Common Stock,       1,000,000 shares  $4.75         $4,750,000    $1,637.93
par value
$.01 per share

----------------------------------------------------------------------
----------------------------------------------------------------------

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers such additional indeterminate number of shares as may be issuable with respect to such shares pursuant to the anti-dilution provisions of the Staff Builders, Inc. 1993 Stock Option Plan, as amended (the "Plan").

(2) The proposed maximum aggregate offering price, estimated solely for the purpose of calculating the registration fee, has been computed pursuant to Rule 457(h) promulgated under the Securities Act and is based on the offering price of $4.75 per share which is the average of the high and low prices of Staff Builders, Inc.'s Common Stock, par value $.01 per share (the "Common Stock"), on October 26, 1995 as quoted on the National Association of Securities Dealers Automated Quotation National Market System.

(3)  Previously, Staff Builders, Inc. filed a Registration Statement on Form
     S-8 (Registration Number 33-68500) by which 1,000,000 shares of Common Stock were registered pursuant to the Plan (the "Prior Registration Statement"). Simultaneously with the filing of this Registration
     Statement, Staff Builders, Inc. is withdrawing the Prior Registration Statement. A Registration fee of $1,181.66 was previously paid with respect to the Prior Registration Statement. Pursuant to Rule 429 of the Securities Act, Staff Builders, Inc. has applied such previously paid fee to the amount of this registration fee, leaving a balance of $456.27.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The document or documents containing the information specified in Part I are not required to be filed by Staff Builders, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") as part of this Form S-8 Registration Statement (the "Registration Statement").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

          ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

          The following documents have been previously filed by the Company with the Commission and are incorporated as of their respective dates in this Registration Statement by reference:

          a. The Company's annual report on Form 10-K, as amended for the fiscal year ended February 28, 1995.

          b. The Company's quarterly reports on Form 10-Q for the quarters ended May 31, 1995 and August 31, 1995.

          c. The description of the Company's Class A Common Stock, par value $.01 per share (the "Class A Common Stock") contained in its Registration Statement on Form 8-A, as amended by Amendment No. 1 to the Registration Statement on Form 8-A of the Company, which was declared effective on October 26, 1995.

          All documents subsequently filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") after the date of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold, or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

          ITEM 4.  DESCRIPTION OF SECURITIES

          Not applicable.

          ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not applicable.

          ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

          The Restated Certificate of Incorporation of the Company, as amended, provides that (i) the Company shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law ("Section 145"), indemnify all persons whom it may indemnify pursuant thereto and (ii) the personal liability of the directors of the Company is eliminated to the fullest extent permitted by
Section 102(b)(7) of the Delaware General Corporation Law ("Section 102(b)(7)"). The Company has entered into separate indemnification agreements with certain of its officers to the same effect.

          Section 145 permits the Company to indemnify any person who was or is a party or is threatened to be made party to a threatened, pending or completed administrative, investigative, civil or criminal action, suit or proceeding (other than an action by or in the right of the registrant in question) by reason of the fact that he is or was a director, officer, employee or agent of the registrant, or is or was serving at the request of the registrant as a director, officer, employee or agent of another company, partnership, joint venture, trust or "other enterprise", against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement he actually and reasonably incurred in connection with such an action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of such registrant (and, in the case of a criminal action or proceeding, had no reason to believe his conduct was unlawful). In the case of an action by or in the right of the Company, he may not be indemnified in respect of any claim, issue or matter as to which he was adjudged liable to the Company unless and only to the extent that the court determines that he is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

          Payment may be made in advance of the final disposition of any civil, criminal, administrative or investigative action, suit or proceeding if the officer or director agrees to repay to the Company such amount in the event it is determined that he was not entitled to it. Indemnification against expenses (including attorneys' fees) actually and reasonably incurred must be given under
Section 145 to the extent an officer, director, employee or agent is successful in an action described above.

          In addition, Section 145 permits the Company to purchase and maintain insurance on behalf of any officer, director, employee and agent of the Company or any person serving at the request of the Company as an officer, director, employee or agent of another corporation serving as described above whether or not the Company would have the power to indemnify him under Section 145. The Company maintains directors and officers liability insurance for all duly elected or appointed officers and directors of the Company.

          Section 102(b)(7) permits the Company to eliminate or limit the personal liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company, pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

          ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

          Not Applicable.

          ITEM 8.  EXHIBITS

          The following exhibits are filed (except where otherwise indicated) as part of this Registration Statement:


       EXHIBIT NO.   DESCRIPTION

           4.1 Restated Certificate of Incorporation of the Company, filed July 11, 1988 (incorporated by reference to Exhibit
                     3.1 of the Company's Form 10-K for the fiscal year ended February 28, 1995).

           4.2 Certificate of Amendment to the Restated Certificate of Incorporation of the Company, filed August 22, 1991 (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1 (File No. 33-43728) filed with the Commission on January 29, 1992).

           4.3 Certificate of Amendment to the Restated Certificate of Incorporation of the Company, filed September 3, 1992 (incorporated by reference to Exhibit 3.3 of the

                     Company's Form 10-K for the fiscal year ended February 28,
                     1995).

           4.4 Certificate of Retirement of Stock of the Company, filed February 28, 1994 (incorporated by reference to Exhibit 3.4 of the Company's Form 10-K for the fiscal year ended February 28, 1994).

           4.5 Certificate of Retirement of Stock of the Company, filed June 3, 1994 (incorporated by reference to Exhibit 3.5 of the Company's Form 10-K for the fiscal year ended February 28, 1995).

           4.6 Certificate of Designation, Rights and Preferences of the Class A Preferred Stock of the Company, filed
                     June 6, 1994 (incorporated by reference to Exhibit 3.6 of the Company's Form 10-K for the fiscal year ended February 28, 1995).

           4.7 Certificate of Amendment of Restated Certificate of Incorporation of the Company, filed August 23, 1994 (incorporated by reference to Exhibit 3.7 of the Company's Form 10-K for the fiscal year ended February 28, 1995).

           4.8 Amended and Restated By-Laws of the Company (incorporated by reference to Exhibit 3.8 of the Company's Form 10-K for the fiscal year ended February 28, 1995).

           4.9       1993 Stock Option Plan.

           4.10 Form of Option Agreement for non-qualified stock options under the 1993 Stock Option Plan.

           4.11 Form of Option Agreement for incentive stock options under the 1993 Stock Option Plan.

           5 Opinion of Richards & O'Neil, LLP as to the legality of the securities being registered.

          23.1 Consent of Deloitte & Touche to the incorporation by reference in this Registration Statement of their report on the financial statements included in the Company's annual report on Form 10-K/A for the fiscal year ended February 28, 1995.

          23.2 Consent of Richards & O'Neil, LLP (included in the opinion filed as Exhibit 5).


                    ITEM 9.  UNDERTAKINGS

                    (a)  The undersigned registrant hereby undertakes:

                         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, (the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;


                    PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 26th day of October, 1995.

                                      STAFF BUILDERS, INC.

                                      By:/s/ Stephen Savitsky
                                         --------------------------------
                                         Stephen Savitsky
                                         Chairman of the Board,
                                            President and Chief
                                            Executive Officer




          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


 Signature                       Title                         Date
 ---------                       -----                         ----

 /s/ Stephen Savitsky            Chairman of the Board,        October 26, 1995
 --------------------            President and Chief
 Stephen Savitsky                Executive Officer (principal
                                 executive officer)
 /s/ David Savitsky              Executive Vice President,     October 26, 1995
 --------------------            Chief Operating Officer,
 David Savitsky                  Secretary, Treasurer, and
                                 Director

 /s/ Gary Tighe                  Senior Vice President,        October 26, 1995
 --------------------            Finance and Chief Financial
 Gary Tighe                      Officer (principal financial
                                 officer and principal
                                 accounting officer)

 Signature                       Title                         Date
 ---------                       -----                         ----

 /s/ Bernard J. Firestone        Director                      October 26, 1995
 ---------------------------
 Bernard J. Firestone, Ph.D.

 /s/ Jonathan J. Halpert         Director                      October 26, 1995
 ---------------------------
 Jonathan J. Halpert, Ph.D.

 /s/ Donald Meyers               Director                      October 26, 1995
 ---------------------------
 Donald Meyers

                                    EXHIBIT INDEX

                                                         Location of
          Exhibit No.    Description of Exhibit          Exhibit
          -----------    ----------------------          ----------------


          4.1            Restated Certificate of         Incorporated by
                         Incorporation of the            reference.
                         Company, filed July 11,
                         1988.

          4.2            Certificate of Amendment        Incorporated by
                         to the Restated                 reference.
                         Certificate of
                         Incorporation of the
                         Company, filed August 22,
                         1991.

          4.3            Certificate of Amendment        Incorporated by
                         to the Restated                 reference.
                         Certificate of
                         Incorporation of the
                         Company, filed September
                         3, 1992.

          4.4            Certificate of Retirement of    Incorporated by
                         Stock of the Company,           reference
                         filed February 28, 1994.

          4.5            Certificate of Retirement of    Incorporated by
                         Stock of the Company,           reference
                         filed June 3, 1994.

          4.6            Certificate of Designation,     Incorporated by
                         Rights and Preferences of       reference
                         the Class A Preferred Stock
                         of the Company, filed
                         June 6, 1994.

          4.7            Certificate of Amendment of     Incorporated by
                         Restated Certificate of         reference
                         Incorporation of the Company,
                         filed August 23, 1994.

          4.8            Amended and Restated By-        Incorporated by
                         Laws of the Company.            reference.


          4.9            1993 Stock Option Plan.


          4.10           Form of Option Agreement
                         for non-qualified stock
                         options under the 1993
                         Stock Option Plan.

                                                         Location of
          Exhibit No.    Description of Exhibit          Exhibit
          -----------    ----------------------          ----------------

          4.11           Form of Option Agreement
                         for incentive stock
                         options under the 1993
                         Stock Option Plan.

          5              Opinion of Richards &
                         O'Neil, LLP as to the legality
                         of the securities being
                         registered.

          23.1           Consent of Deloitte &
                         Touche to the
                         incorporation by reference
                         in this Registration
                         Statement of their report
                         on the financial
                         statements included in the
                         Company's annual report on
                         Form 10-K/A for the fiscal
                         year ended February 28,
                         1995.

          23.2           Consent of Richards &           Incorporated by
                         O'Neil, LLP (included in the     reference.
                         opinion filed as Exhibit
                         5).